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[DELOITTE & TOUCHE LLP LETTERHEAD]

                                                                   EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


Board of Directors
Natural Wonders, Inc.
Fremont, California


We consent to the incorporation by reference in Registration Statements Nos. 33-80017, 33-62380, 33-62388, 33-62390 and 333-49021 of Natural Wonders, Inc.
on Form S-8 of our report dated March 13, 1998, incorporated by reference in this Annual Report on Form 10-K of Natural Wonders, Inc. for the year ended January 31, 1998.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
San Francisco, California
April 27, 1998